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                                                                     EXHIBIT 5.1

                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]





                                                     November 12, 1997



P. H. Glatfelter Company
228 South Main Street
Spring Grove, PA 17362

         Re:      Registration Statement on Form S-4 for
                  P. H. Glatfelter Company (the "Company")

Ladies and Gentlemen:

                  We have acted as your counsel and are rendering this opinion in connection with the Company's proposed offer to exchange $1,000 principal amount of its 6 7/8% Notes due 2007, Series B (the "Exchange Notes"), for each $1,000 principal amount of its outstanding 6 7/8% Notes due 2007 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding. The Old Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of July 22, 1997 (the "Indenture") by and between the Company and The Bank of New York, as Trustee (the "Trustee").

                  In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") filed on this date pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and all exhibits thereto, the Indenture, the Articles of Incorporation, as amended, and By-laws, as amended, of the Company and certain resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Exchange Notes. We have also examined the form of the Exchange Notes, and we assume that the Exchange Notes will be authenticated by the Trustee and, as authenticated, will conform to the form thereof examined by us. In addition, we have made such inquiries of officers and representatives of the Company, have ascertained to our satisfaction such other matters and have considered such matters of law as and to the extent we have deemed necessary for the purposes of this opinion.
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P. H. Glatfelter Company
November 12, 1997
Page 2




                  In all cases, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

                  For the purpose of this opinion, we have also assumed that:
(1) the proposed exchange will be carried out on the basis set forth in the Exchange Offer Registration Statement; (2) the Exchange Notes will be executed, authenticated and delivered as provided in the Indenture; and (3) requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States shall have been obtained.

                  Based upon the foregoing, we are of the opinion, so far as the laws of Pennsylvania are concerned, that, subject to the foregoing assumptions, when properly authenticated and delivered by the Trustee in accordance with the Indenture, the Exchange Notes will be legally issued and binding obligations of the Company.

                  We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the Commonwealth of Pennsylvania.

                  We hereby consent to the sole use of this opinion as an exhibit to the Exchange Offer Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL